UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Due to the unfavorable current market conditions for raising capital for ethanol plants, O2Diesel Corporation (the “Company”) and ProEco Energy Company, Inc. (“ProEco”) and its shareholders (the “ProEco Shareholders”) entered into a Letter Agreement (the “Letter Agreement”), modifying the terms of the Share Exchange Agreement, dated January 12, 2007. As previously disclosed, the parties were in the process of developing a new fuel-grade ethanol plant in Belle Fourche, South Dakota (the “Ethanol Plant”).

Pursuant to the Letter Agreement, the parties agreed to extend the maturity date of the outstanding $1.4 million loan from the Company to ProEco, from December 15, 2007 to January 31, 2008. In addition, the parties agreed that ProEco may negotiate with other parties regarding the development of the Ethanol Plant and the Company may enter into any similar transaction with respect to the design, construction and operation of ethanol power plants and/or biodiesel plants. The parties are currently redefining their long-term relationship with regard to the development of the Ethanol Plant project.

A copy of the Share Exchange Agreement is filed hereto as an exhibit to this report and is incorporated herein by reference. A copy of the Letter Agreement will be filed as an exhibit to the Form 10-KSB, which will be filed on or about March 31, 2008.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Share Exchange Agreement, dated January 12, 2007.Previously filed as an exhibit to the Company’s current report on Form 8-K, filed on January 18, 2007, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: January 8, 2008